                                                                     EXHIBIT 4.1


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                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      AMONG

                   LINCOLN NATIONAL CORPORATION, AS DEPOSITOR,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                               AS PROPERTY TRUSTEE

                          FIRST CHICAGO DELAWARE, INC.,
                              AS DELAWARE TRUSTEE,

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                           DATED AS OF AUGUST 14, 1998

                           LINCOLN NATIONAL CAPITAL IV




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



                                TABLE OF CONTENTS

                                                                                PAGE
ARTICLE I  Defined Terms.........................................................  1

ARTICLE II  Establishment of the Trust........................................... 14
         Section 2.1  Name....................................................... 14
         Section 2.2  Office of the Delaware Trustee; Principal
                       Place of Business......................................... 14
         Section 2.3  Initial Contribution of Trust Property;
                       Organizational Expense.................................... 14
         Section 2.4  Issuance of the Preferred Securities....................... 14
         Section 2.5  Issuance of the Common Securities;
                       Subscription and Purchase of Debentures................... 15
         Section 2.6  Declaration of Trust....................................... 15
         Section 2.7  Authorization to Enter into Certain
                       Transactions.............................................. 16
         Section 2.8  Assets of Trust............................................ 20
         Section 2.9  Title to Trust Property.................................... 20

ARTICLE III  Payment Account..................................................... 20
         Section 3.1  Payment Account............................................ 20

ARTICLE IV  Certain Terms of the Trust Securities................................ 21
         Section 4.1  Distributions.............................................. 21
         Section 4.2  Redemption, Investment Company Event, Tax Event Redemption. 23
         Section 4.3  Subordination of Common Securities......................... 26
         Section 4.4  Payment Procedures......................................... 27
         Section 4.5  Tax Returns and Reports.................................... 27
         Section 4.6  Payment of Taxes, Duties, Etc. of the
                       Trust..................................................... 27
         Section 4.7  Payments under Indenture................................... 28
         Section 4.8  Repayment at Option of Holders............................. 28
         Section 4.9  Remarketing................................................ 29

ARTICLE V  Trust Securities Certificates......................................... 31
         Section 5.1  Initial Ownership.......................................... 31
         Section 5.2  The Trust Securities Certificates.......................... 32
         Section 5.3  Execution and Delivery of Trust Securities
                       Certificates. ............................................ 32
         Section 5.4  Registration of Transfer and Exchange of Preferred
                       Securities Certificates................................... 32
         Section 5.5  Mutilated, Destroyed, Lost or Stolen Trust
                       Securities Certificates................................... 33
         Section 5.6  Persons Deemed Securityholders............................. 33
         Section 5.7  Access to List of Securityholders' Names
                       and Addresses............................................. 34
         Section 5.8  Maintenance of Office or Agency............................ 34
         Section 5.9  Appointment of Paying Agent................................ 34
         Section 5.10 Ownership of Common Securities by Depositor................ 35

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



         Section 5.11 Book-Entry Preferred Securities Certificates;
                       Common Securities Certificate............................. 35
         Section 5.12 Notices to Clearing Agency................................. 36
         Section 5.13 Definitive Preferred Securities Certificates............... 36
         Section 5.14 Rights of Securityholders.................................. 37

ARTICLE VI  Acts of Securityholders; Meetings; Voting............................ 38
         Section 6.1  Limitations on Voting Rights............................... 38
         Section 6.2  Notice of Meetings......................................... 39
         Section 6.3  Meetings of Preferred Securityholders...................... 39
         Section 6.4  Voting Rights.............................................. 39
         Section 6.5  Proxies, etc............................................... 40
         Section 6.6  Securityholder Action by Written Consent................... 40
         Section 6.7  Record Date for Voting and Other Purposes.................. 40
         Section 6.8  Acts of Securityholders.................................... 40
         Section 6.9  Inspection of Records...................................... 42

ARTICLE VII  Representations and Warranties...................................... 42
         Section 7.1  Representations and Warranties of the Bank, the Property
                       Trustee and the Delaware Trustee.......................... 42
         Section 7.2  Representations and Warranties of Depositor................ 43

ARTICLE VIII  The Trustees....................................................... 43
         Section 8.1  Certain Duties and Responsibilities........................ 43
         Section 8.2  Certain Notices............................................ 45
         Section 8.3  Certain Rights of Property Trustee......................... 45
         Section 8.4  Not Responsible for Recitals or Issuance
                       of Securities............................................. 47
         Section 8.5  May Hold Securities........................................ 47
         Section 8.6  Compensation; Indemnity; Fees.............................. 48
         Section 8.7  Corporate Property Trustee Required;
                       Eligibility of Trustees................................... 48
         Section 8.8  Conflicting Interests...................................... 49
         Section 8.9  Co-Trustees and Separate Trustee........................... 49
         Section 8.10 Resignation and Removal; Appointment
                       of Successor.............................................. 51
         Section 8.11 Acceptance of Appointment by Successor..................... 52
         Section 8.12 Merger, Conversion, Consolidation or
                       Succession to Business.................................... 53
         Section 8.13 Preferential Collection of Claims Against
                       Depositor or Trust........................................ 53
         Section 8.14 Reports by Property Trustee................................ 53
         Section 8.15 Reports to the Property Trustee............................ 54
         Section 8.16 Evidence of Compliance with Conditions
                       Precedent................................................. 54
         Section 8.17 Number of Trustees......................................... 55
         Section 8.18 Delegation of Power........................................ 55

ARTICLE IX  Termination, Liquidation and Merger.................................. 55
         Section 9.1  Termination Upon Expiration Date........................... 55

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

         Section 9.2   Early Termination......................................... 56
         Section 9.3   Termination............................................... 56
         Section 9.4   Liquidation............................................... 56
         Section 9.5   Mergers, Consolidations, Amalgamations or Replacements
                        of the Trust............................................. 58

ARTICLE X  Miscellaneous Provisions.............................................. 59
         Section 10.1  Limitation of Rights of Securityholders................... 59
         Section 10.2  Amendment................................................. 59
         Section 10.3  Separability.............................................. 60
         Section 10.4  Governing Law............................................. 60
         Section 10.5  Payments Due on Non-Business Day.......................... 60
         Section 10.6  Successors................................................ 61
         Section 10.7  Headings.................................................. 61
         Section 10.8  Reports, Notices and Demands.............................. 61
         Section 10.9  Agreement Not to Petition................................. 62
         Section 10.10 Trust Indenture Act; Conflict with Trust
                        Indenture Act............................................ 62
         Section 10.11 Acceptance of Terms of Trust Agreement,
                        Guarantee and Indenture.................................. 62


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



                         LINCOLN NATIONAL CAPITAL IV
             CERTAIN SECTIONS OF THIS TRUST AGREEMENT RELATING TO
         SECTIONS 310 THROUGH 318 OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE                                                TRUST
ACT SECTION                                                    AGREEMENT SECTION

Section 310       (a)(1).................................................... 8.7
                  (a)(2).....................................................8.7
                  (a)(3).....................................................8.9
                  (a)(4)..............................................2.7(a)(ii)
                  (b) .......................................................8.8
Section 311       (a) ......................................................8.13
                  (b) ......................................................8.13
Section 312       (a)........................................................5.7
                  (b)........................................................5.7
                  (c)........................................................5.7
Section 313       (a)....................................................8.14(a)
                  (a)(4).................................................8.14(b)
                  (b)....................................................8.14(b)
                  (c).......................................................10.8
                  (d)....................................................8.14(c)
Section 314       (a).......................................................8.15
                  (b).............................................Not Applicable
                  (c)(1)....................................................8.16
                  (c)(2)....................................................8.16
                  (c)(3)..........................................Not Applicable
                  (d).............................................Not Applicable
                  (e)..................................................1.1, 8.16
Section 315       (a).............................................8.1(a), 8.3(a)
                  (b)..................................................8.2, 10.8
                  (c).....................................................8.1(a)
                  (d)...................................................8.1, 8.3
                  (e).............................................Not Applicable
Section 316       (a).............................................Not Applicable
                  (a)(1)(A).......................................Not Applicable
                  (a)(1)(B).......................................Not Applicable
                  (a)(2)..........................................Not Applicable
                  (b).............................................Not Applicable
                  (c)........................................................6.7
Section 317       (a)(1)..........................................Not Applicable
                  (a)(2)..........................................Not Applicable
                  (b)........................................................5.9
Section 318       (a)......................................................10.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

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




         AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 14, 1998, among (i) Lincoln National Corporation, an Indiana corporation (including any successors or assigns, the "Depositor"), (ii) The First National Bank of Chicago, a national banking association, as property trustee (the "Property Trustee," and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware, Inc., as Delaware trustee (in such capacity, "Delaware Trustee,") and (iv) Janet Whitney-Chrzan, an individual, and John L. Steinkamp, an individual, each of whose address is c/o Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

         WHEREAS, the Depositor and certain of the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of April 20, 1998 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on April 20, 1998, attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and
(iv) the appointment of the Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS

SECTION 1.1     DEFINITIONS.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

         "Additional Sums" has the meaning specified in Section 10.7 of the Indenture.

         "Administrative Trustee" means each of Janet Whitney-Chrzan, and John
L. Steinkamp, solely in such Person's capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities outstanding on such Tax Event Redemption Date.

         "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in the city of New York, and of general circulation in the city of New York. It is currently anticipated that the Authorized Newspaper for purposes of announcing the Reset Announcement Date will be The Wall Street Journal.

         "Bank" has the meaning specified in the preamble to this Trust Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.


         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "Book-Entry Preferred Securities Certificates" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.11.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the city of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the First Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.


         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Corporate Trust Office" means the principal office of the Property Trustee located in Chicago, Illinois.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

         "Debenture Trustee" means The First National Bank of Chicago, a national banking association organized and any successor thereto.

         "Debentures" means the aggregate principal amount of the Depositor's 6.40% Junior Subordinated Deferrable Interest Debentures, Series D, issued pursuant to the Indenture.

         "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificate as provided in Section 5.11(a) and
(b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the first paragraph of this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section
4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company, the initial
Clearing Agency.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Debenture Event of Default; or

         (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Failed Remarketing" has the meaning specified in Section 5.4(b) of the Purchase Contract Agreement.

         "FELINE PRIDES" (SM) means (a) 7,000,000 (8,200,000 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement and the Pricing Agreement is exercised in full) units referred to as Income PRIDESSM with a stated amount, per Income PRIDES, of $25 and (b) 1,000,000 units referred to as Growth PRIDESSM with a face amount, per Growth PRIDES, of $25.

         "First Time of Delivery" has the meaning specified in the Underwriting Agreement.

         "Growth PRIDES" has the meaning specified in Section 1.1 of the Purchase Contract Agreement.


         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

         "Income PRIDES" has the meaning specified in Section 1.1 of the Purchase Contract Agreement.

         "Indenture" means the Junior Subordinated Indenture, dated as of May 1, 1996, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.


         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in
Section 9.4(d).

         "Ministerial Action" means the taking of an action, such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Depositor or the Holders of the Trust Securities and will involve no material cost.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Officers' Certificate" means a certificate signed by the Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding," when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

         "Payment Account" means a suggested non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement" means the Pledge Agreement dated as of August 14, 1998 among the Depositor, The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") and Custodial Agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary"), and The First National Bank of Chicago, as purchase contract agent (the "Purchase Contract Agent").

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

         "Primary Treasury Dealer" means a primary U.S. government securities dealer in the city of New York.

         "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of August 14, 1998 between The First National Bank of Chicago, as Purchase Contract Agent, and the Depositor.

         "Purchase Contract Settlement Date" means August 16, 2001.

         "Put Option" has the meaning specified in Section 4.8.

         "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Depositor shall substitute therefor another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Depositor.

         "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" shall have the meaning specified in
Section 4.2(a).

         "Relevant Trustee" shall have the meaning specified in
Section 8.10.

         "Remarketing" means a remarketing of Preferred Securities by the Remarketing Agent pursuant to Section 4.9.

         "Remarketing Agent" means a nationally recognized investment banking firm chosen by the Depositor to effect the remarketing contemplated by Section
4.9. It is currently anticipated that the Remarketing Agent will be Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Remarketing Agreement" means the Remarketing Agreement among the Depositor, the Trust and The First National Bank of
Chicago as Purchase Contract Agent.

         "Remarketing Date" shall have the meaning set forth in the Remarketing Agreement.

         "Remarketing Underwriting Agreement" means the agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date (or such other date permitted by applicable law) among the Company, the Trust, The First National Bank of Chicago, and the Remarketing Agent.

         "Reset Agent" means a nationally recognized investment banking firm chosen by the Depositor to determine the Reset Rate. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will act in such capacity.

         "Reset Announcement Date" means the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

         "Reset Rate" means the distribution rate per annum (to be determined by the Reset Agent), equal to the sum of (x) the Reset Spread and (y) the rate of interest on the Two-Year

Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date that the Preferred Securities should bear in order for the Preferred Securities to have an approximate market value of 100.5% of their aggregate stated liquidation amount on the third Business Day immediately preceding the Purchase Contract Settlement Date; provided, that the Depositor may limit such Reset Spread to be no higher than 200 basis points (2.00%), and, provided further, that the Reset Rate may not exceed the maximum rate permitted by applicable law.

         "Reset Spread" means a spread amount to be determined by the Reset Agent on the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

         "Second Time of Delivery" has the meaning specified in the Underwriting Agreement.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

         "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Debentures, and there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

         "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Debentures, at the option of the Depositor, in whole but not in part, on not less than 30 days nor more than 60 days notice.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "Time of Delivery" means, collectively, the First Time of Delivery and the Second Time of Delivery.

         "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2001 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

         "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Treasury Securities" has the meaning set forth in Section 1 of the Purchase Contract Agreement.

         "Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture

Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "Two-Year Benchmark Treasury" means a direct obligation of the United States (which may be an obligation traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Preferred Securities, as agreed upon by the Depositor and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Depositor) no longer an appropriate system from which to obtain such rate, in either case such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Depositor), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Depositor) (which may include the Reset Agent or an Affiliate thereof).

         "Underwriting Agreement" means the Underwriting Agreement, dated as of August 10, 1998, among the Trust, the Depositor and the Underwriters named therein.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

SECTION 2.1     NAME.

         The Trust continued hereby shall be known as "Lincoln National Capital IV," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2     OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

         The address of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Depositor. The principal executive office of the Trust is c/o Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706.

SECTION 2.3     INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

         The Trustees acknowledge receipt from the Depositor in connection with the Original Trust Agreement of the sum of $25, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 2.4     ISSUANCE OF THE PREFERRED SECURITIES.

         On August 10, 1998, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in accordance with instructions by such Underwriters, in an aggregate amount of 8,000,000 Preferred Securities having an aggregate Liquidation Amount of $200,000,000, against receipt of such aggregate purchase price of such Preferred Securities of $25.00, which amount the Administrative Trustee shall promptly deliver in accordance with instructions provided by such Underwriters. If there is a Second Time of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of up to Preferred Securities having an aggregate Liquidation Amount of up to $30,000,000, against receipt of such aggregate purchase price of such Preferred Securities of $30,000,000, which amount such Administrative Trustees shall promptly deliver in accordance with instructions provided by such Underwriters, on the date specified pursuant to the Underwriting Agreement.

SECTION 2.5 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 247,440 Common Securities having an aggregate Liquidation Amount of $6,186,000 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $6,186,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $6,186,000. If there is a Second Time of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to Common Securities having an aggregate Liquidation Amount of up to $927,850 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $927,850, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the amount received from one of the Administrative Trustees pursuant to the last sentence of Section 2.4.

SECTION 2.6     DECLARATION OF TRUST.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Trustees set forth herein except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Delaware Business Trust Act.

SECTION 2.7     AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

         (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                 (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                         (A)     the issuance and sale of the Trust
                 Securities;

                         (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                         (C) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust the Remarketing Agreement and the Remarketing Underwriting Agreement providing for the sale of the Preferred Securities comprising a portion of the Income PRIDES;

                         (D) to assist in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                         (E) to execute and assist with the filing of any documents prepared by the Depositor or to take any actions determined by the Depositor to be necessary in order to qualify or register all or part of the FELINE PRIDES in any State in which the Depositor has determined to qualify or register such FELINE PRIDES for sale;

                         (F) to assist in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                         (G) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (H) if applicable, to solicit holders of Preferred Securities which form a part of the Income PRIDES to timely instruct the Purchase Contract Preferred Agent in order to enable the Purchase Contract Agent to vote such Preferred Securities;

                         (I)     the appointment of a Paying Agent,
                 authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                         (J) registering transfer of the Trust Securities in accordance with this Trust Agreement;

                         (K) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                         (L) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                         (M) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                 (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                         (A)     the establishment of the Payment Account;

                         (B)     the receipt of the Debentures;

                         (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                         (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

                         (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                         (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                         (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                         (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                         (J) registering transfers of the Trust Securities in accordance with this Trust Agreement;

                         (K) to engage in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Preferred Securities and the Common Securities to the extent the Debentures mature or are redeemed or the Put Option is exercised; and

                         (L) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not cause the Trust to
(i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

         (c) In connection with the issue, sale and, if necessary, the remarketing of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                 (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                 (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                 (iii) if necessary, to determine the States in which to take appropriate action to qualify or register for sale all or part of the FELINE PRIDES and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, to advise the Trust of actions it must take and to prepare for execution and filing any documents to be executed and filed by the Trust, in each case as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                 (iv) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

                 (v) the preparation for filing by the Company and execution on behalf of the Company of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any FELINE PRIDES;

                 (vi) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                 (vii) to negotiate the terms of the Remarketing Agreement, the Remarketing Underwriting Agreement, the Underwriting Agreement and the Pricing Agreement providing for the sale of the FELINE PRIDES and the Preferred Securities; and

                 (viii) the taking of any other actions deemed by the Depositor to be necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

SECTION 2.8     ASSETS OF TRUST.

         The assets of the Trust shall consist of the Trust Property.


SECTION 2.9     TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

SECTION 3.1     PAYMENT ACCOUNT.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                      CERTAIN TERMS OF THE TRUST SECURITIES

SECTION 4.1     DISTRIBUTIONS.

         (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from August 14, 1998, and shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on November 16, 1998, except as otherwise described below. The Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not extending, in the aggregate, beyond the maturity date of the Debentures (each an "Extension Period"). During such Extension Period no interest shall be due and payable on the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate at the rate of 6.40% until August 15, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debentures. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

         (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, as a practical matter, the Distributions on the Trust Securities shall be initially payable at a rate of 6.40% per annum (the "Coupon Rate") of the Liquidation Amount of the Trust Securities until August 15, 2001, and at the Reset Rate thereafter. Distributions in arrears for more than one quarter will accumulate and compound quarterly at the rate of 6.40% until August 15, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such accumulated distributions that are payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

         (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (d) Distributions on the Trust Securities will be payable to the Holders thereof as they appear on the books and records of the Trust at the close of business on the Business Day immediately preceding each of the relevant payment dates for the Trust Securities. Subject to any applicable laws and regulations and the provisions of this Trust Agreement, each such payment in respect of the Preferred Securities will be made as described under the heading "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" in the Prospectus Supplement dated August 10, 1998 (the "Prospectus Supplement") relating to the FELINE PRIDES offered by the Depositor and the Trust pursuant to the Registration Statement on Form S-3 (File Nos. 333-49201 and 333-49201-02) of the Depositor and certain of its Affiliates. The relevant record dates for the Common Securities shall be the same record dates as for the Preferred Securities. If the Preferred Securities shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which such securities are listed and, if none, as shall be selected by the Administrative Trustees, which dates shall be at least more than one, but less than 60 Business Days before the relevant payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. Distributions payable on any Trust Securities that are not punctually paid on any Distribution payment date, as a result of the Depositor having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Trust Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interests or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. So long as the Holder of any Preferred Securities is the Collateral Agent, the payment of Distributions on such Preferred Securities held by the Collateral Agent will be made at such place and to such account as may be designated by the Collateral Agent.

         (e) The Coupon Rate on the Trust Securities (as well as the interest rate on the Debentures) will be reset on the third Business Day immediately preceding the Purchase Contract

Settlement Date to the Reset Rate (which Reset Rate will be in effect on and after the Purchase Contract Settlement Date). On the Reset Announcement Date, the Reset Spread and the Two-Year Benchmark Treasury to be used to determine the Reset Rate will be announced by the Depositor. On the Business Day immediately following the Reset Announcement Date, the Holders of Trust Securities will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Depositor. Such notice shall be sufficiently given to Holders of Trust Securities if published in an Authorized Newspaper.

         (f) Not later than seven calendar days nor more than 15 calendar days prior to the Reset Announcement Date, the Depositor will notify DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Owners or Clearing Agency Participants holding Preferred Securities, Income PRIDES or Growth PRIDES, of such Reset Announcement Date and the procedures to be followed by such Holders of Income PRIDES who intend to settle their obligation under the Purchase Contract with separate cash.

         (g) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata among the Holders of the Trust Securities. A reference herein to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, an Event of Default under the Indenture has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

SECTION 4.2     REDEMPTION, INVESTMENT COMPANY EVENT, TAX EVENT REDEMPTION.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

         (b) If an Investment Company Event shall occur and be continuing the Administrative Trustees shall dissolve the Trust and, after satisfaction of liabilities to creditors, cause Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate the rate of 6.40%, if on or prior to August 15, 2001, and the Reset Rate thereafter, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as the Trust Securities, to be distributed to the Holders of the Trust Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis, within 90 days following the occurrence of such Investment Company Event (the "90 Day Period"); provided, however, that, if at the time there is available to the Trust the opportunity to eliminate, within the 90 Day Period, the Investment Company Event by taking some Ministerial Action, the Administrative Trustees will pursue such Ministerial Action in lieu of dissolution.

         (c) If a Tax Event shall occur and be continuing, the Debentures are, at the option of the Depositor, redeemable pursuant to a Tax Event Redemption. If the Depositor redeems the Debentures upon the occurrence and continuance of a Tax Event, the proceeds from such redemption shall simultaneously be applied by the Property Trustee to redeem the Trust Securities (on a pro rata basis) having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price per Trust Security equal to the Redemption Amount plus any accrued and unpaid distributions to the date of redemption. If, following the occurrence of a Tax Event, the Depositor exercises its option to redeem the Debentures prior to August 16, 2001, the Depositor shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. The Property Trustee will distribute to the record Holder of the Trust Securities the Redemption Price payable in liquidation of such Holder's interests in the Trust.

         On and from the date fixed by the Administrative Trustees for a Tax Event Redemption or any distribution of Debentures and dissolution of the Trust:
(i) the Trust Securities will no longer be deemed to be outstanding and (ii) DTC or its nominee (or any successor Clearing Agency or its nominee) or the record Holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and any certificates representing Trust Securities, except for certificates representing Preferred Securities held by DTC or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of $25, with an interest rate of 6.40% if on or prior to August 15, 2001, and at the Reset Rate thereafter, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Trust Securities until such certificates are presented to the Depositor or its agent for transfer or reissue.

         (d) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                 (i)     the Redemption Date;

                 (ii)    the Redemption Price;

                 (iii)   the CUSIP number;

                 (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                 (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

         (e) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (f) If the Property Trustee gives a notice of redemption (which notice shall be irrevocable) in respect of any Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(e), the Property Trustee will, so long as the Trust Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Trust Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Trust Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(e), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Trust Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (g) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

         (h) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

SECTION 4.3     SUBORDINATION OF COMMON SECURITIES.

         (a) Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, Preferred Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

SECTION 4.4     PAYMENT PROCEDURES.

         Payments of Distributions in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

SECTION 4.5     TAX RETURNS AND REPORTS.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

SECTION 4.6     PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.

         Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

SECTION 4.7     PAYMENTS UNDER INDENTURE.

         Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to
Section 5.8 of the Indenture.

SECTION 4.8     REPAYMENT AT OPTION OF HOLDERS.

         (a) If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date shall have the right on the Business Day to require the Trust to distribute its Pro Rata share of the Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures to the Company (the "Put Option") on behalf of such holders on September 1, 2001, upon at least three Business Days' prior notice (the "Put Option Exercise Date"), at a repayment price of $25 per Trust Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions if any) thereon to the date of payment (the "Put Option Repayment Price").

         (b) The Exchange Agent shall obtain funds to pay the Put Option Repayment Price of Trust Securities being repaid under the Put Option through presentation by it to the Depositor in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities for repayment on the Put Option Exercise Date at the Debenture Repayment Price.

         (c) In order for the Trust Securities to be repaid on the Put Option Exercise Date, the Trust must receive on or prior to 4:00 p.m. on the third Business Day immediately preceding the Put Option Exercise Date, at the Corporate Trust Office of the Property Trustee (which will in turn notify the Exchange Agent), the Trust Securities to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof or otherwise accompanying such Preferred Security duly completed. Any such notice received by the Trust shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Trust Securities for repayment shall be determined by the Trust, whose determination shall be final and binding.

         (d) Payment of the Put Option Repayment Price to Holders of Trust Securities shall be made at the Corporate Trust Office of the Exchange Agent, provided that the Depositor has paid the Exchange Agent a sufficient amount of cash in connection with the related repayment of the Debenture no later than 1:00 p.m., New York City time, on the Put Option Exercise Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by such Holders. If the Exchange Agent holds immediately available funds sufficient to pay the Put Option Repayment Price of such Trust Securities, then, immediately prior to the close of business on the Put Option Exercise Date, such Trust Securities will cease to be outstanding and distributions thereon will cease to accrue, whether or not Trust Securities are delivered to the Property Trustee, and all other rights of the Holder in respect of the Trust

Securities, including the Holder's right to require the Trust to repay such Trust Securities, shall terminate and lapse (other than the right to receive the Put Option Repayment Price but without interest on such Put Option Repayment Price). Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Trust Securities for which repayment has been elected. If payment of the Put Option Repayment Price in respect of Trust Securities is (i) improperly withheld or refused and not paid either by the Exchange Agent or by the Depositor as guarantor pursuant to the Securities Guarantee, or (ii) not paid by the Exchange Agent as the result of an Event of Default with respect to the Debentures presented for repayment as described in Section 6.6(b), Distributions on such Trust Securities will continue to accrue, from the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Put Option Repayment Price.

         (e) The Depositor will request, not later than seven nor more than 15 calendar days prior to August 13, 2001 (the date on which some or all of the Preferred Securities could be remarketed in the manner described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) that DTC notify the Preferred Securities Owner as well as the Income PRIDES and Growth PRIDES holders of such remarketing and of the procedures that must be followed if a Preferred Securities Owner wishes to exercise such holder's rights with respect to the Put Option.

SECTION 4.9     REMARKETING.

         (a) The Depositor will request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Clearing Agency notify the Holders of Preferred Securities and the Holders of Income PRIDES and Growth PRIDES of the Remarketing and of the procedures that must be followed if a Holder of Preferred Securities wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Preferred Securities may elect to have Preferred Securities held by such Holder remarketed. Under Section 5.4 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Preferred Securities comprising a component of such Income PRIDES. Holders of Preferred Securities that are not a component of Income PRIDES shall give notice of their election to have such Preferred Securities remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Property Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which cash settlement has been elected), shall notify the Trust, the Depositor and the Remarketing Agent of the number of Preferred Securities to be tendered for purchase.

         (c) If any Holder of Income PRIDES does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Preferred Securities as described in Section 4.9(b), the Preferred Securities of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Preferred Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (e) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket at a price equal to approximately 100.5% of the aggregate liquidation amount thereof, Preferred Securities tendered or deemed tendered for purchase.

         (f) If none of the Holders elects to have Preferred Securities held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Remarketing Date.

         (g) If the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, subject to the terms of the Remarketing Agreement, to be the lowest rate per annum that will enable it to remarket all Preferred Securities tendered or deemed tendered for remarketing.

         (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Preferred Securities tendered or deemed tendered for purchase, a failed remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Depositor, Property Trustee, Delaware Trustee and Clearing Agency.

         (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, Depositor, Property Trustee, Delaware Trustee and Clearing Agency of the Reset Rate determined in the Remarketing and the number of Preferred Securities sold in the remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the

Reset Rate and the number of Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Preferred Securities purchased through the facilities of the Clearing Agency.

         (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

         (k) If any Holder selling Preferred Securities in the remarketing fails to deliver such Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other person that was to have purchased Preferred Securities in the remarketing may deliver to any such other person a number of Preferred Securities that is less than the number of Preferred Securities that otherwise was to be purchased by such person. In such event, the number of Preferred Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser number of Preferred Securities shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Preferred Securities that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Depositor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities for remarketing.

         (m) The tender and settlement procedures set forth in this Section, including provisions for payment by purchasers of Preferred Securities in the remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Preferred Securities at the time of the remarketing, to facilitate the tendering and remarketing of Preferred Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

SECTION 5.1     INITIAL OWNERSHIP.

         Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.


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

SECTION 5.2     THE TRUST SECURITIES CERTIFICATES.

         The Preferred Securities Certificates shall be issued in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

SECTION 5.3     EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

         At each Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chief executive officer, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

SECTION 5.4 REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES.

         The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

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

         The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

         Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

SECTION 5.5     MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES
                CERTIFICATES.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 5.6     PERSONS DEEMED SECURITYHOLDERS.

         The Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other

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

purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.7     ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES.

         Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 5.8     MAINTENANCE OF OFFICE OR AGENCY.

         The Administrative Trustees shall maintain in Chicago, Illinois, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670- 0126; Attention: Corporate Trust Department, as its principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

SECTION 5.9     APPOINTMENT OF PAYING AGENT.

         The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 5.10    OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

         At each Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

SECTION 5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

         (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in
Section 5.13. However, notwithstanding anything to the contrary contained herein, the Preferred Securities Certificates which are a component of the FELINE PRIDES shall be issued in definitive registered form in the name of the Purchase Contract Agent under the Purchase Contract Agreement. Except for Definitive Preferred Securities Certificates as specified herein, unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

                 (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                 (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

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





                 (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

                 (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

         (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

SECTION 5.12    NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

SECTION 5.13    DEFINITIVE PREFERRED SECURITIES CERTIFICATES.

         If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Property Trustee of the typewritten Preferred Securities Certificate or

Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them. Notwithstanding the foregoing, if and to the extent that any of the Preferred Securities evidenced by the Definitive Preferred Securities Certificates referred to in this paragraph are still pledged pursuant to the Pledge Agreement, such Certificates shall be delivered to the Collateral Agent to be held by the Collateral Agent as collateral pledged pursuant to the Pledge Agreement.

SECTION 5.14    RIGHTS OF SECURITYHOLDERS.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         (c) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails to exercise directly any remedy available to the Holders of the Debentures for 60 days, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holders of principal amount of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holders.

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

SECTION 6.1     LIMITATIoNS ON VOTING RIGHTS.

         (a)     Except as provided in this Section, in Sections 5.2, 8.10 and
10.2 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding

Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States federal income tax purposes.

SECTION 6.2     NOTICE OF MEETINGS.

         Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 6.3     MEETINGS OF PREFERRED SECURITYHOLDERS.

         No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

         Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

         If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

SECTION 6.4     VOTING RIGHTS.

         Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

SECTION 6.5     PROXIES, ETC.

         At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 6.6     SECURITYHOLDER ACTION BY WRITTEN CONSENT.

         Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

SECTION 6.7     RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

SECTION 6.8     ACTS OF SECURITYHOLDERS.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         The ownership of Preferred Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

         If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any person or entity.

SECTION 6.9     INSPECTION OF RECORDS.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF THE BANK, THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Bank, the Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

         (a) the Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

         (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and legally binding agreement of the Bank enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the execution, delivery and performance by each of the Bank and the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Bank, the Property Trustee and the Delaware Trustee, respectively, and does not require any approval of stockholders of the Bank or the Delaware Trustee and such execution, delivery and performance will not (i) violate the Bank's or the Delaware Trustee's Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee, the Bank or the Delaware Trustee, as the case may be, is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking or trust powers of the Bank or the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee, the Bank or the Delaware Trustee;

         (e) neither the authorization, execution or delivery by the Bank or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Bank, the Property Trustee, or the Delaware Trustee (as the case may be) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the corporate, banking or trust powers of the Bank, the Property Trustee or the Delaware Trustee, as appropriate in context, under the laws of the United States or the State of Delaware; and

         (f) there are no proceedings pending or, to the best of each of the Bank's, the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Bank, the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank, the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

SECTION 7.2     REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         The Depositor hereby represents and warrants for the benefit of the Securityholders that:

         (a) the Trust Securities Certificates issued at each Time of Delivery on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                                  THE TRUSTEES

SECTION 8.1     CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement and, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                 (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                 (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar


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



         property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                 (iv     the Property Trustee shall not be liable for any
         interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law; and

                 (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

SECTION 8.2     CERTAIN NOTICES.

         Within ninety (90) days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

SECTION 8.3     CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to



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
which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and the Property Trustee shall be fully protected in acting in accordance with such instructions; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

         (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 8.4     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

SECTION 8.5     MAY HOLD SECURITIES.

         Except as provided in the definition of the term "Outstanding" in
Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

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




SECTION 8.6     COMPENSATION; INDEMNITY; FEES.

         The Depositor agrees:

         (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the resignation or removal of any Trustee.

         No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

SECTION 8.7     CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

         (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

SECTION 8.8     CONFLICTING INTERESTS.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. Subject to the foregoing, the Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

SECTION 8.9     CO-TRUSTEES AND SEPARATE TRUSTEE.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or
(ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co- trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.



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

SECTION 8.10    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

         If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11.

         If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

SECTION 8.11    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

         In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

SECTION 8.12    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 8.13    PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST.

         If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

SECTION 8.14  REPORTS BY PROPERTY TRUSTEE.

         (a) Within 60 days after May 15 of each year commencing with May 15, 1999, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of such May 15 with respect to:

                 (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                 (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

                  (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

SECTION 8.15    REPORTS TO THE PROPERTY TRUSTEE.

         The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 8.16    EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

SECTION 8.17    NUMBER OF TRUSTEES.

         (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same person if the Property Trustee meets the applicable requirements.

         (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 8.18    DELEGATION OF POWER.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                                   ARTICLE IX

                       TERMINATION, LIQUIDATION AND MERGER

SECTION 9.1     TERMINATION UPON EXPIRATION DATE.

         Unless earlier terminated, the Trust shall automatically terminate on December 31, 2005 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

SECTION 9.2     EARLY TERMINATION.

         The first to occur of any of the following events is an "Early Termination Event":

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

         (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute Debentures to Securityholders in exchange for the Preferred Securities;

         (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debentures; and

         (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

SECTION 9.3     TERMINATION.

         The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

SECTION 9.4     LIQUIDATION.

         (a)     If an Early Termination Event specified in clause (a), (b) or
(d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                 (i)     state the Liquidation Date;

                 (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                 (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

         (d)     In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

SECTION 9.5     MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
                TRUST.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of only the Administrative Trustees and without the consent of the Property Trustee, Delaware Trustee or the holders of the Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1    LIMITATION OF RIGHTS OF SECURITYHOLDERS.

         The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

SECTION 10.2    AMENDMENT.

         (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and
(ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (a) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor, the Property Trustee or the Delaware Trustee without the consent of the Depositor, the Property Trustee or the Delaware Trustee, as the case may be.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

SECTION 10.3    SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4    GOVERNING LAW.

         This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 10.5    PAYMENTS DUE ON NON-BUSINESS DAY.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

SECTION 10.6    SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 10.7    HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 10.8    REPORTS, NOTICES AND DEMANDS.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706, Attention:
Treasurer, facsimile no.: (219) 455-6265. Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 Attention:
Corporate Trust Department; (b) with respect to the Delaware Trustee, to First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of Lincoln National Capital IV." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

SECTION 10.9    AGREEMENT NOT TO PETITION.

         Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

SECTION 10.10   TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 10.11   ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST

AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.


                      [This space intentionally left blank]

                                 Lincoln National Corporation


                                 By:   /s/  RICHARD C. VAUGHAN
                                    ------------------------------------------
                                     Name:  Richard C. Vaughan
                                     Title: Executive Vice President and Chief
                                            Financial Officer

                                 The First National Bank of Chicago, as Property Trustee

                                 By:    /s/  JOHN R. PRENDIVILLE
                                    ------------------------------------------
                                     Name:   John R. Prendiville
                                     Title:  Vice President


                                 First Chicago Delaware Inc., as Delaware Trust

                                 By:   /s/  JOHN R. PRENDIVILLE
                                    ------------------------------------------
                                     Name:  John R. Prendiville
                                     Title: Vice President


                                       /s/  JANET C. CHRZAN
                                 ---------------------------------------------
                                            Janet Chrzan,
                                            as Administrative Trustee


                                       /s/  JOHN L. STEINKAMP
                                 ---------------------------------------------
                                            John L. Steinkamp,
                                            as Administrative Trustee

                                                                       EXHIBIT A

                               State of Delaware
                        Office of the Secretary of State

                           -------------------------

         I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "LINCOLN NATIONAL CAPITAL IV", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 1998, AT 8:30 O'CLOCK A.M.





                                     [SEAL]

                                           /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION: 04-20-98
                                                     DATE:

                              CERTIFICATE OF TRUST

                                       OF

                          LINCOLN NATIONAL CAPITAL IV

         This Certificate of Trust of Lincoln National Capital IV (the "Trust"), dated April 20, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.).

         1. Name. The name of the business trust being formed hereby is Lincoln National Capital IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware, Inc., 300 King Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of April 20, 1998.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, as Trustee

                                        By:/s/  John R. Prendiville
                                           ------------------------------
                                        Name:   John R. Prendiville
                                        Title:  Vice President

                                        FIRST CHICAGO DELAWARE INC., as
                                        Trustee

                                        By:/s/  John R. Prendiville
                                           ------------------------------
                                        Name:   John R. Prendiville
                                        Title:  Vice President

                                        Janet Whitney, as Trustee

                                        By:/s/ Janet Whitney
                                           ------------------------------

                                        STATE OF DELAWARE
                                        SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 08:30 AM 04/20/1998

                                                                   EXHIBIT B

                                   [DTC LOGO]

                   BOOK-ENTRY-ONLY CORPORATE EQUITY ISSUES

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]



                          Lincoln National Capital IV
                      -----------------------------------
                                [Name of Issuer]

                       The First National Bank of Chicago
                      -----------------------------------
                                [Name of Agent]

                                                             August 14, 1998
                                                             -----------
                                                                [Date]


Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY  10041-0099



          Re:  6.40% Preferred Securities
             ---------------------------------------------------------
               (Cusip No. 534041207) of Lincoln National Capital IV
             ---------------------------------------------------------

             ---------------------------------------------------------
                   [Issue Description, including CUSIP number]




Ladies and Gentlemen:


     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities") Issuer is selling the Securities to certain underwriters (collectively the "Initial Purchaser") pursuant to a Underwriting Agreement dated August 10, 1998 (the "Document"). Initial Purchaser will take delivery of the Securities through The Depository Trust Company ("DTC"). The First National Bank of Chicago is acting as transfer agent, paying agent, and registrar with respect to the Securities (the "Agent").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on August 14, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each of the Securities with the offering value set forth on Schedule A hereto, the total of which represents 100% of the offering value of such Securities. If, however, the offering value of any Security exceeds $200 million, one certificate will be issued with respect to each $200 million of offering value and an additional certificate will be issued with respect to any remaining offering value. Each Security certificate shall bear the following legend:

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof. Cede & Co., has an interest herein.

If the Securities will be held by Agent, as custodian for DTC, such Security certificate shall remain in Agent's custody pursuant to the provisions of the FAST Balance Certificate Agreement currently in effect between Agent and DTC.

        2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

        3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 7.

        4. In the event of a stock split, recapitalization, conversion, or any similar transaction resulting in the cancellation of all or any part of the Securities represented thereby, the Agent shall send DTC a notice of such event as soon as practicable, but in no event less than five business days prior to the effective date of such transaction.

        5. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g. legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                        Manager: Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, NY 11530-4719

     6. In the event of an offering or issuance of rights with respect to the Securities outstanding, Agent shall send DTC's Dividend and Reorganization Departments a notice specifying; (a) the amount of and conditions, if any, applicable to such rights offering or issuances; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of such Securities is required; and (c) the Publication Date of such notice.

     The Publication Date will be as soon as practicable after the announcement by the Company of any such offering or issuance of rights with respect to the Securities represented thereby. DTC requires that the Publication Date be not less than 30 days nor more than 60 days prior to the related payment date, distribution date, or issuance date, respectively.


     Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Dividend Department at (212) 709-1623, and receipt of such notices shall be confirmed by telephoning (212) 709-1262. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

          Supervisor; Stock Dividends
          Dividend Department
          7 Hanover Square; 24th Floor
          New York, NY  10004-2695


     Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093, and receipt of such fax shall be confirmed by telephoning (212) 709-1063. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

          Supervisor; Rights Offerings
          Reorganization Department
          7 Hanover Square; 23rd Floor
          New York, NY  10004-2695

     7. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), noticed by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in Paragraph 5. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6664. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

          Manager; Reorganization Department
          Reorganization Window
          The  Depository Trust Company
          7 Hanover Square; 23rd Floor
          New York, NY  10004-2695

     8. All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities (listed on Schedule A hereto) and the accompanying description of such Securities, which, as of the date of this letter, is "6.40% Preferred Securities."


     9. Issuer or Agent shall provide written notice of dividend payment information to a standard dividend announcement service subscribed to by DTC as soon as the information is available. In the event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the payment information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        MANAGER: ANNOUNCEMENTS
                        DIVIDEND DEPARTMENT
                        THE DEPOSITORY TRUST COMPANY
                        7 HANOVER SQUARE;  22ND FLOOR
                        NEW YORK, NY 10004-2595


        After establishing the amount of payment to be made on the Securities in question; Issuer or Agent will notify DTC's Dividend Department of the payment and payment date preferably five, but not less than two, business days prior to the effective date for such transaction.

        10. Issuer or Agent shall provide CUSIP-level detail for dividend payments to DTC no later than noon (Eastern Time) on the payment date.

        11. Dividend payments and cash distributions shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA # 021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Dividend Deposit Account # 066-026776

        12. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired as follows.

                        The Chase Manhattan Bank
                        ABA # 021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Redemption Deposit Account # 066-027306

        13. Reorganization payments resulting from corporate actions (such as tender offers or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern
Time) on payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA # 021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Reorganization Deposit Account # 066-027608

        14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of dividends, distributions, or redemption proceeds may be sent.

        15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding. DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

        16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities. Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall transfer and exchange certificates in appropriate amounts, as required by DTC and others.

        17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

        18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

        19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

        20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.


        21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

        -----------------------------------------------------------------

        -----------------------------------------------------------------


NOTES:
A. If there is an Agent (as defined in
this Letter of Representations), Agent
as well as Issuer must sign this
Letter. If there is no Agent, in
signing this Letter Issuer itself
undertakes to perform all of the           Very truly yours,
obligations set forth herein.

B. Schedule B contains statements that
DTC believes accurately describe DTC,
the method of effecting book-entry
transfers of securities distributed        Lincoln National Capital IV
through DTC and certain reinstatements.    -----------------------------------
                                                     (Issuer)

                                           By:  Janet Chrzan
                                              --------------------------------
                                              (Authorized Officer's Signature)

                                           The First National Bank of Chicago -
                                           not in individual capacity but solely
                                           as Property for Lincoln National
                                           Capital IV
                                               ------------------------------
                                                         (Agent)


                                           By:            [SIG]
                                               ------------------------------
                                               (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: Richard B. Hesson
    --------------------------

CC: Underwriter
    Underwirter's Counsel

                                                                      SCHEDULE A

                          Lincoln National Capital IV
                          ---------------------------

                           6.40% Preferred Securities
                          ---------------------------
                                (Describe Issue)


CUSIP Number                     Share Total               Offering ($) Value
------------                     -----------               ------------------
534041207                        1,000,000                 $25,000,000

                                                                      SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

    1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede
& Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

    2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants")deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").
The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

    4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed. DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participant's accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payment by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of Cede & Co., and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonably notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained. Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                  [DTC LOGO]



       RIDER AMENDING DTC LETTER OR REPRESENTATIONS - BEO EQUITY ISSUES



As of March 9, 1998, DTC's Reorganization Department relocated and prior to that, DTC's Dividend Department relocated to the 55 Water Street location. Following are the new addresses and related telephone and facsimile numbers referenced in the Letter of Representations.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 3 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-6896 and (212)709-6897               (212) 855-5181 and (212)855-5182
The confirmation number (212) 709-6870 is now  (212) 855-5205

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 5 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(516) 227-4039*                                (516) 227-4164

        *all other numbers remain the same

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 6 OF THE LETTER OR REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
                              Stock Dividends
(212) 709-1623                                 (212) 855-4545
The confirmation number (212) 709-1282 is now  (212) 855-4517



                              Rights Offerings
(212) 709-1093                                 (212) 855-5259
The confirmation number (212) 709-1063 is now  (212) 855-5260.

The new addresses are:

Supervisor; Stock Dividends                    Supervisor; Rights Offering
Dividend Department                            Reorganization Department
The Depository Trust Company - and -           The Depository Trust Company
55 Water Street 25th Floor                     55 Water Street 50th Floor
New York, NY 10041-0099                        New York, NY 10041-0099


THE FOLLOWING CHANGES RELATE TO PARAGRAPH 7 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-1093 and (212) 709-1094              (212) 855-5258 and (212) 855-5259
The confirmation number (212)709-6884 is now   (212) 855-5260.

The new address is               Manager; Reorganization Department
                                 Reorganization Window
                                 The Depository Trust Company
                                 55 Water Street 50th Floor
                                 New York, NY  10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 9 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-1723 and (212) 709-1686              (212) 855-4555 and (212) 855-4556
The confirmation number (212) 709-1270 is now  (212) 855-4550.

The new address is               Manager; Announcements
                                 Dividend Department
                                 55 Water Street 25th Floor
                                 The Depository Trust Company
                                 New York, NY  10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 10 OF THE LETTER OF REPRESENTATIONS:

Such information shall be conveyed by automated notification. If the circumstance prevent the funds paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation can be provided by automated means or written format.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 11 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 12 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 13 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE

                 Certificate Number              Number of Common Securities
                       C-1                            _____________


                    Certificate Evidencing Common Securities

                                       of

                           Lincoln National Capital IV

                             __% Common Securities
                  (liquidation amount $25 per Common Security)


                 Lincoln National Capital IV, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Lincoln National Corporation (the "Holder") is the registered owner of _____ ( ) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the _____% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with
Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of August __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. Capitalized terms used herein but not defined shall have the meanings given them in the Trust Agreement. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

                 Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ______ day of August, 1998.


                                                 LINCOLN NATIONAL CAPITAL IV



                                                 By:_________________________
                                                    Name:
                                                    Administrative Trustee

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Common Security will be fixed at a rate per annum of __% until ___________, 2001, and at the Reset Rate thereafter (the "Coupon Rate"), of the stated liquidation amount of $25 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will accumulate and compound quarterly at the rate of __% until ___________, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such accumulated distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

         Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing on November 16, 1998, to Holders of record one Business Day prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding, in the aggregate, beyond the maturity date of the Debentures (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate at the rate of __% until _____________, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period; provided, that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debentures.

         The Common Securities shall be redeemable as provided in the Trust Agreement.

                                                                       EXHIBIT D



                    AGREEMENT AS TO EXPENSES AND LIABILITIES


     AGREEMENT dated as of August 14, 1998, between Lincoln National Corporation, an Indiana corporation ("Lincoln"), and Lincoln National Capital IV, a Delaware business trust (the "Trust").

     WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from Lincoln and to issue and sell 6.40% Preferred Securities, Series D (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restate Trust Agreement of the Trust dated as of August 14, 1998 as the same may be amended from time to time (the "Trust Agreement");

     WHEREAS, Lincoln will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

     NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Lincoln hereby agrees shall benefit Lincoln and which purchase Lincoln acknowledges will be made in reliance upon the execution and delivery of this Agreement, Lincoln and Trust hereby agree as follows:

                                   ARTICLE I

     SECTION 1.1.   Guarantee by Lincoln.

     Subject to the terms and conditions hereof, Lincoln hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     SECTION 1.2.   Term of Agreement.

     This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by Lincoln and the First National Bank of Chicago as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     SECTION 1.3.   Waiver of Notice.

     Lincoln hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Lincoln hereby waives presentment, demand for payment, protest, notices of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 1.4.   No Impairment.

     The obligations, covenants, agreements and duties of Lincoln under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension or any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Lincoln with respect to the happening of any of the foregoing.

     SECTION 1.5.   Enforcement.

     A Beneficiary may enforce this Agreement directly against Lincoln and Lincoln waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Lincoln.

     SECTION 1.6.   Subrogation.

     Lincoln shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by Lincoln under this Agreement; provided, however, that Lincoln shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement. In all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

     SECTION 2.1.   Binding Effect.

     All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Lincoln and shall inure to the benefit of the Beneficiaries.

     SECTION 2.2.   Amendment.

     So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

     SECTION 2.3.   Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt thereof by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):


     Lincoln National Capital IV
     c/o Lincoln National Corporation
     200 East Berry Street
     Fort Wayne, Indiana 46802
     Facsimile No.: (219) 455-6265
     Attention: Treasurer

     Lincoln National Corporation
     200 East Berry Street
     Fort Wayne, Indiana 46802
     Facsimile No.: (219) 455-6265
     Attention: Treasurer

     Section 2.4. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     THIS AGREEMENT is executed as of the day and year first above written.


                                        LINCOLN NATIONAL CORPORATION


                                        By:______________________________
                                           Name:
                                           Title:


                                        LINCOLN NATIONAL CORPORATION IV


                                        By:______________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                 This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

                 Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Lincoln National Capital IV or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 Certificate Number              Number of Preferred Securities
                       P-1                            _____________

                                                      CUSIP No. __________


                   Certificate Evidencing Preferred Securities

                                       of

                           Lincoln National Capital IV

                 ___% Trust Originated Preferred Securities,
                                    Series D
                 (liquidation amount $25 per Preferred Security)

                 Lincoln National Capital IV, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______ preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Lincoln National Capital IV _____% Trust Originated Preferred Securities, Series D (Liquidation Amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of August __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. Capitalized terms used herein but not defined shall have the meanings given them in the Trust Agreement. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Lincoln National Corporation, an Indiana corporation, and The First National Bank of Chicago, as guarantee trustee, dated as of August __, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

                 Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                 IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of August, 1998.


                                                 LINCOLN NATIONAL CAPITAL IV



                                                 By: ________________________
                                                     Name:
                                                     Administrative Trustee

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Preferred Security will be fixed at an initial rate per annum of __% until __________, 2001, and at the Reset Rate thereafter (the "Coupon Rate"), of the stated liquidation amount of $25 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will accumulate and compound quarterly at the rate of __% until ____________, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such accumulated distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

         Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing on November 16, 1998, to Holders of record, if in book-entry only form, one Business Day prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. In the event that the Preferred Securities are not in book-entry form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which such securities are listed and, if none, as shall be selected by the Administrative Trustees, which dates will be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. The Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding, in the aggregate, beyond the maturity date of the Debentures (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate at the rate of ____% until ____________, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period; provided, that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debenture.

         The Preferred Securities shall be redeemable as provided in the Trust Agreement.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Trust to repay $_____ stated liquidation amount of the within Preferred Security, pursuant to its terms, on the "Put Option Exercise Date," together with distributions thereon accrued but unpaid to the date of repayment, to the undersigned at:________________________________________________________________
               (Please print or type Name and Address of the Undersigned) and to issue to the undersigned, pursuant to the terms of the Trust Agreement, a new Preferred Security or Preferred Securities representing the remaining stated liquidation amount of this
Preferred Security.

For this Option to Elect Repayment to be effective, the within Preferred Security with this Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Property Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, Attention: Corporate Trust Administration.

Dated:                                      Signature:_________________________

                                            Signature Guarantee:_______________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Preferred Security in every particular without alternation or enlargement or any change whatsoever.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:__________________

Signature:________________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.